Exhibit 99.2

Bankruptcy Court Confirms NII Holdings Plan of Reorganization

RESTON, Va., June 19, 2015 — NII Holdings, Inc. (OTC: NIHDQ) (the “Company”) today announced that the United States Bankruptcy Court for the Southern District of New York has entered an order confirming the Plan of Reorganization (the “Plan”) relating to the Company and certain of its wholly-owned subsidiaries that previously sought Chapter 11 protection.

The Bankruptcy Court’s confirmation of the Plan sets the stage for the Company’s emergence from the Chapter 11 bankruptcy process that was commenced on September 15, 2014. The Plan, which had broad support of all classes of creditors of the Company and its subsidiaries, is expected to become effective as soon as practicable subject to the satisfaction of the conditions to emergence specified in the Plan.

“We appreciate the support our Plan received from our creditors and the Court’s decision to approve it,” said Steve Shindler, NII Holdings’ chief executive officer. “We are excited to emerge from the bankruptcy process as a streamlined organization that is focused on capturing opportunities to drive growth and profitability in Brazil. While we currently face some challenging macroeconomic and operating conditions there, we are confident the completion of our reorganization addresses the issues relating to our capital structure and liquidity, and positions us to take advantage of our unique value proposition and high quality network to compete effectively in the market.”

The Plan strengthens the Company’s balance sheet by restructuring $4.35 billion in senior unsecured notes issued by subsidiaries that were part of the bankruptcy proceedings. Under the Plan, holders of that debt will receive a combination of cash and common stock of the reorganized company in varying amounts based on the series of senior notes held. The new common stock to be issued under the Plan is also expected to begin trading on the NASDAQ Stock Exchange under the Company’s former ticker symbol “NIHD” shortly after emergence. Details of the restructuring plan are reflected in the Plan and the Bankruptcy Court’s confirmation order, which are available https://cases.primeclerk.com/nii/.

About NII Holdings, Inc.

NII Holdings, Inc. is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil and Argentina, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct Connect SM, a digital two-way radio. NII Holdings has been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. Visit the Company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII Holdings' news room for news and to access our markets' news centers: www.nii.com/newsroom.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes "forward-looking statements" within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company's ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2015. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the risk that our network technologies will not perform properly or support the services our customers want or need; the Company’s ability to consummate the plan of reorganization with respect to the Chapter 11 proceedings; the length of time the NII Debtors will be subject to those proceedings and the Bankruptcy Court's jurisdiction; risks associated with actions taken or motions filed by third parties in the Chapter 11 proceedings, which may interfere with the Company’s ability to consummate the plan of reorganization; the potential adverse effects of the Chapter 11 proceedings on the liquidity, results of operations, brand or business prospects of the Company's operating subsidiaries; the Company’s ability to execute its business and restructuring plan; increased costs related to the Chapter 11 proceedings and other litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.

1875 Explorer Street, Suite 1000

Reston, VA. 20190

(703) 390-5100

www.nii.com

Investor and Media Relations:

Tahmin Clarke

(703) 390-7174

tahmin.clarke@nii.com